PRESS RELEASE
FOR IMMEDIATE RELEASE

SINOBIOMED SUBSIDIARY RECEIVES US$1.24 MILLION FUNDING TO
ACCELERATE CLINICAL TRIAL & DEVELOPMENT OF MALARIA VACCINE

LARGEST EVER GOVERNMENT GRANT TO A
CHINESE BIOPHARMACEUTICAL COMPANY

Shanghai, China - January 8, 2008 - Sinobiomed Inc. ("Sinobiomed", or "the Company") (OTCBB: SOBM) is pleased to announce that that its 82% owned subsidiary, Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. ("Shanghai Wanxing"), has been granted government funding of RMB 9 million (US$1.24 million) to continue the clinical trial of its recombinant malaria vaccine and advance its development with partner Second Military Medical University (“SMMU”). The funding is the largest the Chinese government has ever granted to a biopharmaceutical company.

The grant from China’s Ministry of Science and Technology, awarded jointly to Shanghai Wanxing and SMMU, is part of the key “863 Program” to support technology development as part of the government’s 11th five-year plan. Two-thirds of the fund will support Shanghai Wanxing’s planned Phase II Clinical Trial of the patented PfCP2.9 vaccine to be conducted in epidemic areas. The current research schedule calls for the application to the Chinese Food and Drug Administration (SFDA) for the Phase II Clinical trial in malaria endemic areas to be submitted by end of 2008.

The balance of the fund will support the joint development by Shanghai Wanxing and SMMU of a multistage, multivalent vaccine based on PfCP2.9. The multistage, multivalent vaccine, which seeks to improve immunogenicity and extend the immune period, is expected to enter into clinical trials in 2009.

In 2004, Shanghai Wanxing received RMB 3 million (US $360,000) from the Ministry of Science and Technology to support the Phase I clinical trial of the vaccine. Sinobiomed has exclusive usage rights to the PfCP2.9 vaccine, which was developed by SMMU. PfCP2.9 has been granted Chinese. U.S., E.U. and Australian patents.

“This renewed government funding underscores the importance of the vaccine to both Chinese and global efforts to eradicate malaria, which affects an estimated 300 million to 500 million people and kills more than 1 million, most of them children and infants, annually worldwide,” said Shanghai Wanxing President and CEO Banjun Yang. “We are honoured and encouraged that this work by our company and SMMU is recognized and supported by the Ministry of Science and Technology.”

ABOUT SINOBIOMED INC.

Sinobiomed Inc. is a leading Chinese developer of genetically engineered recombinant protein drugs and vaccines. Based in Shanghai, Sinobiomed currently has 10 products approved or in development: three on the market, four in clinical trials and three in research and development. The Company’s products respond to a wide range of diseases and conditions, including: malaria, hepatitis, surgical bleeding, cancer, rheumatoid arthritis, diabetic ulcers and burns, and blood cell regeneration.

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statements” regarding Sinobiomed, and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Sinobiomed expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Sinobiomed does not undertake any obligation to update any forward looking statement, except as required under applicable law.